UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011 (June 3, 2011)

57th Street General Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-53977	27-1215274
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Some of the statements in this Current Report on Form 8-K may constitute forward-looking statements. Words such as “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “aim,” “will” and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current view concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the businesses of Crumbs will not be integrated successfully; the risk that the anticipated benefits of the business transaction with Crumbs may not be fully realized or may take longer to realize than expected; the ability to achieve and manage the growth of the Crumbs brand, expansion into new and existing markets and operations; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items are not realized, risks arising from disruptions in supply chain; risks relating to competition for real estate and ability to negotiate and renew leases; risks arising from geographic concentration and regional factors impacting local economies; the risk of disruption from the business transaction making it more difficult to maintain relationships with customers, employees, suppliers and lessors; a reduction in industry profit margin; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; the ability to meet the NASDAQ Stock Market listing standards, including having the requisite number of round lot holders or stockholders and meeting the independent director requirements for the board of directors and its committees; a lower return on investment; the general volatility of the market prices of our securities and general economic conditions; our ability to successfully implement new strategies; operating hazards; and the loss of key personnel. These risks, as well as other risks associated the recently consummated merger, are more fully discussed in the Schedule TO (and any amendments and exhibits thereto) in connection with the recently completed tender offer and our periodic reports (and any amendments thereto) filed with the SEC and available at the SEC’s website at www.sec.gov Forward-looking statements included herein speak only as of the date of this presentation. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, results could differ materially from those expressed by such forward-looking statements. Neither 57th Street nor Crumbs undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 3, 2011, the Board of Directors (the “Board”) of 57th Street General Acquisition Corp. (the “Company”) appointed Andrew J. Moger to the Board to fill a vacancy as a result of the increase in the size of the Board from 7 to 8 persons. Mr. Moger was also appointed as a member of the Audit Committee of the Board.
Effective on that same date (i) Edwin Lewis, a Director, was appointed the non-executive Chairman of the Board; (ii) Jason Bauer, the Company’s Chief Executive Officer, was appointed President; (iii) John D. Ireland, the Company’s Chief Financial Officer, was appointed both Executive Vice President—Finance and Treasurer; (iv) Mia Bauer, the Company’s Chief Creative Officer, was appointed Vice President; and (v) Ronda S. Kase was appointed the Company’s Secretary.
There is no arrangement or understanding between Mr. Moger and any other persons pursuant to which Mr. Moger was selected as a director, and there are no related party transactions involving Mr. Moger that are reportable under Item 404(a) of Regulation S-K.
There are no material plans, contracts or arrangements to which Mr. Moger is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Moger’s appointment.
The following is certain biographical information regarding Mr. Moger:
Andrew J. Moger has served as a director of the Company since June 3, 2011. He is the founder and chief executive officer of Branded Concept Development, Inc., an outsourced real estate, design and construction firm for restaurant and retail concepts, and a founder and owner of Melt Shop, LLC, operator of Melt Shop Grilled Cheese, a specialty food chain. Mr. Moger serves on the board of directors of, and is an investor in, DSR Holdings 2007, LLC, operator of Dinosaur Bar-B-Que, a barbeque restaurant. Prior to founding Branded Concept Development, Inc. in 2002, Mr. Moger was the president and chief operating officer of Hello Newman, Inc., operator of Two Boots Pizza. Previously, he served as executive vice president of development for Crunch Fitness International, Inc., operator of fitness centers, as well as manager of special projects for Morton’s Restaurant Group, Inc., operator of Morton’s of Chicago. Mr. Moger is a member of the board of advisors of Champion Access, a non-profit organization committed to giving underemployed adults an opportunity to gain leadership skills. Mr. Moger received a Bachelor of Arts in Political Science from Washington University in St. Louis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

57TH STREET GENERAL ACQUISITION CORP.
By:	/s/ John D. Ireland
John D. Ireland
Chief Financial Officer

Dated: June 9, 2011